SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 1997


                                  CD RADIO INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-24710                       52-1700207
---------------                   -----------                -------------------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                  1001 22nd Street, N.W., Washington, DC 20037
                  --------------------------------------------
                    (Address of principal executive offices)



   Registrant's telephone number, including area code:  (202) 296-6192


                                 Not Applicable
                              --------------------
          (Former name or former address, if changed since last report)




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ITEM 5.     OTHER

            On October 22, 1997, the Board of Directors of CD Radio Inc. (the "COMPANY") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $0.001 per share (a "COMMON SHARE"), of the Company to stockholders of record at the close of business on November 3, 1997 (the "RECORD DATE"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, par value $0.001 per share ("SERIES B SHARES"), at a price of $115.00 (the "PURCHASE PRICE"), subject to adjustment. The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

            Initially, no separate Right Certificates will be distributed. Until the earlier to occur of (a) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "ACQUIRING PERSON") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares or (b) 15 business days following the commencement of a tender offer or exchange offer if, upon consummation hereof, such person or group would be the beneficial owner of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "SEPARATION DATE"), the Rights will be evidenced, with respect to any Common Shares outstanding as of the Record Date, by the certificates representing such Common Shares. The Rights Agreement provides that, until the Separation Date, the Rights will be transferred with, and only with, Common Share certificates. From as soon as practicable after the Record Date and until the Separation Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Separation Date, separate certificates evidencing the Rights ("RIGHT CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Separation Date and will expire on October 22, 2002, unless earlier redeemed by the Company as described below.

            In the event that, at any time following the Separation Date, (a) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Shares are not changed or exchanged, (b) a person (other than the Company and its affiliates) becomes the beneficial owner of 15% or more of the






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                                                                               3




then outstanding Common Shares (in any manner, except pursuant to (i) the exercise of stock options granted pursuant to the Company's existing and future stock option plans, (ii) the exercise of conversion rights contained in specified Preferred Stock issues of the Company, (iii) the exercise of certain warrants specified in the Rights Agreement and (iv) a tender offer for any and all outstanding Common Shares made in accordance with applicable laws, which remains open for at least 40 Business Days and into which holders of 80% or more of the Company's outstanding Common Shares tender their shares), (c) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (d) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than one percent (e.g., a reverse stock split), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

            In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the "SHARES ACQUISITION DATE"), (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged or (c) 50% or more of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

            The Board may, at its option, at any time after the right of the Board to redeem the Rights has expired or terminated (with certain exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares at a ratio of one Common Share per Right, as adjusted; PROVIDED, HOWEVER, that such Right cannot be exercised once a Person, together with such Person's Affiliates and Associates, becomes the owner of 50% or more of the Outstanding Common Shares. If the Board authorizes such an exchange, the Rights will immediately cease to be exercisable.

            Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the fourth and fifth paragraphs of this Summary, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. The Rights Agreement contains provisions intended to prevent the utilization of voting trusts or similar arrangements (except for a contemplated voting arrangement between two of the Company's principal stockholders) that could have the effect of rendering






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ineffective or circumventing the beneficial ownership rules set forth in the
Rights Agreement.

            The Purchase Price payable, and the number of Series B Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series B Shares on, or a subdivision, combination or reclassification of, the Series B Shares, (b) upon the grant to holders of the Series B Shares of certain rights or warrants to subscribe for Series B Shares or securities convertible into Series B Shares at less than the current market price of the Series B Shares or (c) upon the distribution to holders of the Series B Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series B Shares) or of subscription rights or warrants (other than those referred to above).

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares that are not integral multiples of one one-hundredth of a Series B Share will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price of the Series B Shares on the last trading date prior to the date of exercise.

            At any time after the date of the Rights Agreement until 10 Business Days (a period that can be extended) following the Shares Acquisition Date, the Board of Directors of the Company (the "BOARD"), with the concurrence of a majority of the Independent Directors (those members of the Board who are not officers or employees of the Company or of any Subsidiary of the Company and who are not Acquiring Persons or their Affiliates, Associates, nominees or representatives, and who either (a) were members of the Board prior to the adoption of the Rights Plan or (b) were subsequently elected to the Board and were recommended for election or approved by a majority of the Independent Directors then on the Board), may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the "REDEMPTION PRICE"). Thereafter, the Board may only redeem the Rights in certain specified circumstances including in connection with certain events not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person. In addition, the Company's right of redemption may be reinstated if (a) an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and (b) there is at such time no other Acquiring Person. The Rights Agreement may also be amended, as described below, to extend the period of redemption. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable, except upon the occurrence of certain events that have the effect of deferring the effective time of the redemption. In general, thereafter the only right of the holders of Rights will be to receive the Redemption Price.







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                                                                               5




            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.

            Other than those provisions relating to the principal economic terms of the Rights or imposing limitations on the right to amend the Agreement, any of the provisions of the Rights Agreement may be amended by the Board with the concurrence of a majority of the Independent Directors or by special approval of the stockholders of the Company prior to the Separation Date. Thereafter, the period during which the Rights may be redeemed may be extended (by action of the Board, with the concurrence of a majority of the Independent Directors or by special approval of the stockholders of the Company), and other provisions of the Rights Agreement may be amended by action of the Board with the concurrence of a majority of the Independent Directors or by special approval of the shareholders of the Company; PROVIDED, HOWEVER, that (a) such amendment will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) and (b) no amendment shall be made at such time as the Rights are no longer redeemable (except for the possibility of the right of redemption being reinstated as described above).

            A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

ITEM 7.     Financial Statements and Exhibits

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits

              (4) Rights Agreement, dated as of October 22, 1997 between CD Radio Inc. and Continental Stock Transfer & Trust Company.

             (99)  Press Release dated October 22, 1997.








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                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CD RADIO INC.



                              By /s/ David Margolese
                                 -----------------------------------
                                 David Margolese
                                 Chairman and Chief
                                 Executive Officer

Date:  October 27, 1997